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                                                                   Exhibit 10.1

                            STOCKHOLDERS AGREEMENT

       THIS STOCKHOLDERS AGREEMENT(this "Agreement") is made and entered into as of August , 1997, by and among COMPUCREDIT CORPORATION, a Georgia corporation (the "Company"), COMPUCREDIT MANAGEMENT CORP., a Georgia corporation ("CCMC"), FRANK J. HANNA, III, as Trustee of BRAVO TRUST ONE, a Georgia trust, U/A dated October 15, 1993 ("Trust One"), DAVID G. HANNA, as Trust of BRAVO TRUST TWO, a Georgia trust, U/A dated October 15, 1993 ("Trust Two"), BRETT M. SAMSKY, an individual resident of the State of Georgia ("Samsky"), RICHARD W. GILBERT, an individual resident of the State of Georgia ("Gilbert"), RICHARD R. HOUSE, an individual resident of the State of Georgia ("House"), ASHLEY L. JOHNSON, an individual resident of the State of Georgia ("Johnson"), and ATLANTIC EQUITY CORPORATION, a North Carolina corporation ("AEC")(CCMC, Trust One, Trust Two, Samsky, Gilbert, House, Johnson and AEC being referred to herein collectively as the "Stockholders").


                                 WITNESSETH

       WHEREAS, CCMC (the "General Partner"), Trust One, Trust Two, Samsky, Gilbert, House and Johnson (collectively, the "Limited Partners") previously held those units of partnership interests in a limited partnership, CompuCredit, L.P., organized under the laws of Georgia (the "Partnership"), set forth on Exhibit A hereto; and

       WHEREAS, the Company and the Partnership have entered that certain Agreement and Plan of Merger, dated the date hereof, pursuant to which the Class A Units and the Class C Units held by the General Partner and certain of the Limited Partners were converted into shares of Common Stock and Preferred Stock in the Company and the Class B Units held by certain of the Limited Partners were converted into shares of Common Stock in the Company, in each case as set forth on Exhibit B hereto; and

       WHEREAS, AEC has entered into that certain Stock Purchase Agreement, dated the date hereof, pursuant to which it has purchased from the Company those shares of Common Stock set forth opposite its name on Exhibit B hereto (the shares of Common Stock of the Company outstanding at any time being referred to as the "Common Stock" at such time and the shares of Preferred Stock of the Company outstanding at any time being referred to as the "Preferred Stock" at such time; the shares of Common Stock and Preferred Stock owned at any time by any of the Stockholders or any of their Permitted Transferees (as hereinafter defined) being referred to as the "Shares" at such time); and

       WHEREAS, the parties to this Agreement consider it to be in their individual and mutual best interests to provide for (i) certain restrictions on transfer pertaining to the Shares

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held by the Stockholders, (ii) take-along and bring-along rights relating to the Shares held by the Stockholders, and (iii) certain other matters as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound agree as follows:

    1.   RESTRICTIONS ON TRANSFER OF SHARES.

         1.01 Transfer of Shares. Except as otherwise permitted herein, no Stockholder shall sell, assign, transfer, give (whether by inter vivos transfer or, upon the death of such Stockholder by testamentary disposition or pursuant to the laws of intestate succession), pledge, encumber or otherwise dispose of all or any part of such Stockholder's Shares to any person, trust, association, partnership, firm, corporation or other legal entity (a "Transfer") without the consent of the Stockholders owning a majority of the Common Stock owned by the Stockholders and their Permitted Transferees, unless such Stockholder complies with the provisions of this Article 1. A Stockholder may Transfer all of any part of his or its Shares to any Permitted Transferee (as hereinafter defined); provided, that prior to effecting such a Transfer, the Permitted Transferee shall execute a counterpart of this Agreement in accordance with Section 4.01 hereof, thereby evidencing that the Shares held by such Permitted Transferee remain subject to this Agreement and that such Permitted Transferee has become, for the purposes of this Agreement, a Stockholder and is bound by the terms of this Agreement. For the purposes of this Agreement, a "Permitted Transferee" of a Stockholder shall mean (i) any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Stockholder (an "Affiliate") so long as such person or entity remains an Affiliate, or
(ii) in the case of a Stockholder who is an individual, (A) any spouse or descendant of such Stockholder, or (B) an estate or a trust, if all the beneficial interest in the Shares held by such estate or trust is owned by the Stockholder and/or one of the persons specified in clause (ii)(A). For the purposes of the definition of "Affiliate," "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of more than fifty percent (50%) of the voting securities, by contract or otherwise.

         1.02 Termination of Transfer Restrictions. The transfer restrictions set forth in this Article 1 with respect to the Shares shall terminate upon the earlier of (i) the termination of this Agreement pursuant to Section 6.02 hereof and (ii) the date of the initial public offering of the Company's Common Stock.


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     2.  TAG-ALONG AND BRING-ALONG RIGHTS.

         2.01  Exercise of "Tag-Along Right".

               (a) Transfers by the Stockholders. If one or more of the Stockholders (the "Transferring Shareholders" for purposes of this Section 2.01) desires to accept a bona fide offer from a third party (a "Proposed Purchaser") to purchase from the Transferring Shareholders more than fifty percent (50%) of the total outstanding Common Stock (the "Offered Shares"), each of the other Stockholders (a "Remaining Stockholder") may elect (the "Tag-Along Right") to sell to such Proposed Purchaser, on the same terms and conditions as were offered to the Transferring Stockholders, a number of the Shares then owned by each Remaining Stockholder equal to a percentage of the Offered Shares, which percentage shall be equal to the result obtained by dividing (i) the number of Shares of Common Stock owned by such Remaining Stockholder by (ii) the total number of shares of Common Stock issued and outstanding at the time of calculation. If any Remaining Stockholders exercise their Tag-Along Right, the Transferring Stockholders shall be entitled to sell that portion of the Transferring Stockholders' Shares of Common Stock equal to the difference between (a) the Offered Shares and (b) the shares of Common Stock which the Remaining Stockholders elect to sell pursuant to the exercise of their Tag-Along Right.

               (b) Notification of Proposed Transfers. In the event of a proposed Transfer pursuant to this Section 2.01, the Transferring Stockholders shall notify in writing all Remaining Stockholders of the proposed Transfer. Such notice shall set forth: (i) the name of the Proposed Purchaser and the number of shares of Common Stock that are to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed transferee, and (iii) that the Proposed Purchaser has been informed of the Tag-Along Right provided for in this Section 2.01 and has agreed to purchase Shares in accordance with the terms hereof. The Transferring Stockholders shall include with the notice all documents proposed to be executed by the Remaining Stockholders in connection with the proposed Transfer, and shall, to the extent such documents are modified prior to such Transfer, promptly transmit such proposed modification to each Remaining Stockholder who has provided a written notice to the Company (the "Tag-Along Notice"). The Tag-Along Right may be exercised by any Remaining Stockholder by delivery of the Tag-Along Notice within 30 days following receipt of the notice specified in the immediately preceding sentence. The Tag-Along Notice shall state the number and class of the Stockholder's Shares that the Remaining Stockholder wishes to include in such transfer to the proposed transferee. In the event that the Proposed Purchaser does not purchase such shares on the same terms and conditions as those set forth in the notice delivered by the Transferring Stockholders then the sale by the Transferring Stockholders to the Proposed Purchaser shall be invalid.

     2.02  Exercise of "Bring-Along Right"

          (a) Transfers by the Fund. If Stockholders owning more than fifty percent (50%) of the Common Stock (the "Transferring Shareholders" for purposes of this Section 2.02) propose to Transfer all of their Shares to a proposed third party transferee in a bona fide, arms-length transaction, then the Transferring Shareholders may, at their option, require (the "Bring-Along Right") the other Stockholders to sell all of the Shares owned by them (the "Designated Shares") to the proposed transferee for the same consideration per share and otherwise on the same terms and conditions upon which the Transferring Shareholders are selling their Shares.

          (b) Notification of Proposed Transfer. The Transferring Shareholders shall exercise their Bring-Along Right by sending written notice of the exercise of the Bring-Along Right to each of the other Stockholders. Such notice shall set forth: (i) the name and address of the proposed transferee and the proposed amount and form of consideration per Share to be paid by the proposed transferee and (ii) the terms and conditions of such transaction. Such notice shall be accompanied by copies of all documents required to be executed by the Stockholders in connection with such transaction. Within 10 days following receipt of the notice, each of the other Stockholders shall deliver to a representative of the Transferring Shareholders, designated in the notice, certificates representing the Designated Shares held by such Stockholder, duly endorsed, together with fully executed copies of all other documents required to be executed in connection with such transactions, including (if requested) customary legal opinions from the counsel to such Stockholder. In the event that a Stockholder should fail to deliver such certificates to the Transferring Shareholders, the Company shall cause its books and records to show that such Shares are bound by the provisions of this Section 2.02 and that such Shares shall be transferred only to the third party purchaser upon surrender for transfer by the holder thereof. If requested by the Transferring Shareholders, each Stockholder also shall cause a representative that is duly authorized to execute documents and to act on behalf of such Stockholder to attend the closing of the transaction and to take such actions as are reasonably requested by the Transferring Shareholders.

          (c) Return of Designated Shares. If, within 120 days after the Transferring Shareholders give such notice, the sale of the Designated Shares by the Transferring Shareholders in accordance herewith has not been completed, the Transferring Shareholders shall return to each Stockholder all certificates representing the Designated Shares that such Stockholder delivered for sale pursuant hereto.

          (d) Payment for Designated Shares. Simultaneously with the consummation of the sale of the Designated Shares by the Transferring Shareholders and the other Stockholders pursuant to this Section 2.02, the Transferring Shareholders shall remit to each of the Stockholders the total sales price of the Designated Shares sold pursuant thereto (net of the other Stockholders' pro rata share of any transaction expenses), and shall furnish such

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other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Stockholders.

          2.03    Certain Restrictions on Issuance of Capital Stock.

                  (a) Preemptive Rights. Except for issuances of Common Stock (i) to employees of the Company or any subsidiary of the Company or
(ii) as consideration in connection with the acquisition of another company or business to the seller or sellers thereof, if at any time after the date hereof, the Company determines to issue additional Common Stock (including, without limitation, options, warrants or securities convertible into Common Stock) (collectively, "New Securities") to non-employee third parties, the Company shall give written notice to AEC (i) stating the aggregate number of such New Securities, the terms upon which such New Securities are to be issued and the consideration (including any loans or other extensions of credit made in connection therewith) to be paid therefor, (ii) stating the date proposed for issuance of such New Securities (which date, the "Tender Date", shall be not less than ten (10) business days after the date on which such notice is given), and (iii) requesting that AEC indicate in writing within seven (7) business days whether it will purchase a pro rata share of such New Securities (based on its percentage ownership of aggregate Common Stock outstanding immediately prior to such issuance of New Securities) on the Tender Date. On or before the date which is seven (7) business days after the date on which such notice was given, AEC shall respond to the Company in writing indicating whether or not it wishes to purchase such pro rata share. AEC shall purchase its New Securities on the same terms and for the same price as specified in the notice, unless such terms have been modified with respect to the third-party purchaser, in which event AEC shall purchase its New Securities on the terms and for the price paid by such third-party purchaser; provided, however, that if the modified terms are not acceptable to AEC, AEC may revoke its election to purchase. Unless otherwise agreed, the closing of such purchase shall occur on the Tender Date. Notwithstanding anything herein to the contrary, the rights and obligations of the Company and AEC under this Section 2.03(a) shall terminate upon the earlier of (i) the fifth anniversary of the execution of this Agreement and (ii) the date of the initial public offering of the Company's Common Stock registered under the Securities Act (as defined below).

                  (b) Other Restrictions. Without the prior written consent of the holders of ninety percent (90%) of the Common Stock of the Corporation, the Corporation shall not be permitted to issue additional shares of Common Stock to Frank J. Hanna, III, David G. Hanna or any of their Affiliates.

     3.   ENFORCEABILITY.

          3.01 Specific Performance. The parties hereto recognize and hereby acknowledge that it is impossible to measure in money the damages which would result to a party hereto by reason of a failure of any of the parties hereto to perform any of the obligations imposed upon it or him under this Agreement. Therefore, if any party hereto should institute an action or proceeding to enforce the provisions hereof, any person, including the Company, against whom such action or proceeding is thereby brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any action or proceeding the claim or defense that such a remedy at law exists.

          3.02 Separate Agreement. The parties hereto recognize, acknowledge and agree that this Agreement constitutes a separate agreement independently supported by good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, and that this Agreement shall be interpreted, construed, and enforced separate and apart from any other agreements between or among the parties hereto. The parties hereto further agree that no claim or cause of action of any party hereto against any other party hereto arising under any other agreement between or among the parties hereto or out of any set of facts shall constitute a defense to the enforcement of this Agreement.

          3.03 Attempted Transfers in Contravention. Any attempted Transfer in Contravention of this Agreement shall be void and of no effect and shall not bind or be recognized by the Company. In the case of an attempted
Transfer not permitted hereby, the parties attempting to engage in such Transfer shall indemnify and hold harmless (and hereby agree to indemnify and hold harmless), the Company and the other Stockholders from all costs, liabilities, and damages that any of such indemnified persons or entities may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such attempted Transfer and efforts to enforce the indemnity granted hereby.

     4.   ADDITIONAL PARTIES HERETO.

          4.01 Transferees. Any transferee of a Stockholder who hereafter becomes a holder of Shares shall and must become a party hereto by executing a counterpart of this Agreement. Any such party executing this Agreement shall thereafter be a party to this Agreement as fully and to the same extent as if he or it had been an original signatory party hereof and shall be deemed to be a Stockholder for the purposes hereof. Simultaneously with any transfer, Exhibit B hereto will be amended and delivered to each Stockholder.

     5.   REGISTRATION RIGHTS.

          5.01 Piggyback Registration. If at any time after the consummation of the first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), the Company proposes to register any of its Common Stock or other securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or another form not available for registering the Common Stock for sale to the public), each such time it will give written notice to AEC of its intention so to do. Upon the written request of

AEC, given within 30 days after receipt of any such notice, to register any of its Common Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by AEC (in accordance with its written request) of such Common Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by AEC pursuant to this Section
5 to register Common Stock shall specify that either (i) such Common Stock is to be included in the underwriting on the same terms and conditions as the Common Stock otherwise being sold through underwriters under such registration, or (ii) such Common Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. If and to the extent the managing underwriter shall be of the reasonable opinion that the inclusion in any registration effected pursuant to this Agreement of some or all of the Common Stock sought to be registered by AEC would adversely affect the marketing of the securities to be sold by the Company therein, the Common Stock AEC is permitted to include in the registration will be reduced pro rata among AEC and each other stockholder of the Company seeking to exercise registration rights similar to those granted pursuant to this Section 5.01.

          5.02 Registration Procedure and Expenses. If and whenever the Company is required by the provisions of this Article 5 to use its best efforts to effect the registration under the Securities Act of any of the Common Stock held by AEC, the Company will, as promptly as practicable:

                 (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                 (b) Prior to the filing described in paragraph (a) above, furnish to AEC copies of the registration statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents will be made available on a timely basis, for review by AEC's counsel;

                 (c) notify AEC, promptly after the Company shall receive notice thereof, of the time when the registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of the registration statement has been filed;

                 (d) notify AEC promptly of any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;


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

                 (e) (i) advise AEC after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose and (ii) promptly use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or amendment thereto or to obtain its withdrawal promptly if such an order should be issued;

                 (f) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all AEC's Common Stock covered by such registration statement in accordance with AEC's intended method of disposition set forth in such registration statement for such period;

                 (g) furnish to AEC and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of AEC's Common Stock covered by such registration statement;

                 (h) use its reasonable efforts to register or qualify AEC's Common Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as AEC, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

                 (i) immediately notify AEC under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of AEC, prepare a supplement or amendment to the registration statement so that the registration statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (j) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and


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            (k)   cooperate and assist in any filings required to be made
with the National Association of Securities Dealers, Inc. (the "NASD") and any performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" as required to be retained in accordance with the rules and regulations of the NASD).

      In connection with each registration hereunder, AEC will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. Compliance with the obligation to furnish such information shall be a condition to the rights afforded a AEC under this Article 5.

      5.03 Expenses. All expenses incurred by the Company in complying with this Article 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and disbursements of counsel in connection with registration under state securities laws, fees of the NASD or any stock exchange, transfer taxes, fees of transfer agents and registrars and costs of insurance (if any), but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of AEC's Common Stock are herein called "Selling Expenses."

      The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to this Article 5. All Selling Expenses in connection with any registration statement filed pursuant to Section 5.01 hereof shall be borne by AEC in proportion to the number of shares sold by AEC.

      5.04  Indemnification.

            (a) In the event of a registration of any of the Common Stock of AEC under the Securities Act pursuant to Section 5.01 hereof, the Company will indemnify and hold harmless AEC and its directors, officers, general partners and agents, and each underwriter of such stock thereunder and its agents, and each other person, if any, who controls AEC or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which AEC or such underwriter or director, officer, general partner or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any effective registration statement under which such Common Stock was registered under the Securities Act pursuant to Section 5.01, any final prospectus contained therein, or any post-effective amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therin not misleading, and will reimburse AEC, each such underwriter, each such director, officer, general partner or agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such

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

loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by AEC, such underwriter, such director, officer, general partner or agent or such controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of Common Stock of AEC under the Securities Act pursuant to Section 5.01 hereof, AEC will indemnify and hold harmless the Company, its agents and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such agent or officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any effective registration statement under which such Common Stock was registered under the Securities Act pursuant to Section 5.01, any final prospectus contained therein, or any post-effective amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that AEC will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to AEC, as such, furnished in writing to the Company by AEC specifically for use in such registration statement or prospectus; provided, further, however, that the liability of AEC hereunder shall be limited to the proceeds received by NCI from the sale of Common Stock covered by such registration statement.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section
5.04. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.04 for any legal expenses subsequently

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


incurred by such indemnified party in connection with the defenses thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          5.05 Limitations on Registration Rights of Others. The Company covenants and agrees that, from and after the date hereof, the Company will not, without the prior written consent of AEC, enter into any agreement with any equity holder of the Company to grant to such equity holder registration rights more favorable to such equity holder than those granted hereunder to AEC.

     6.   MISCELLANEOUS.

          6.01 Legend on Stock Certificates. Each certificate representing Shares subject to this Agreement shall bear on its face in conspicuous type the following legend:

          The shares of stock represented by this certificate (and all transfers thereof) are subject to the terms of a
          Stockholders Agreement, dated August   , 1997 (and all
          amendments thereto), by and among certain Stockholders of the Company and the Company, a copy of which is on file at the main office of the Company. Any sale, assignment, transfer, gift, pledge, encumbrance or other disposition of the shares evidenced by this certificate not in conformity with said Agreement shall be invalid.

In the event such legend cannot practically be placed on the face of such certificate, such legend shall be set out in conspicuous type on the back of the certificate, and notice thereof shall be given in conspicuous type on the front.

          6.02 Termination. Unless earlier terminated by the written agreement of the parties hereto, including all of the Stockholders and their transferees who may hereafter become party hereto, this Agreement shall terminate upon the sale of all or substantially all of the assets of the Company or the acquisition of a single person of all of the outstanding capital stock of the Company.


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          6.03  Entire Agreement: Binding Effect: Governing Law.  This
Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and,except as provided in Section 4.01 hereof, may not be modified or amended except in a writing executed by all the parties hereto. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the permitted transferees, successors and assigns of the parties hereto whether expressed or not. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without regard to the conflict of laws principles thereof).

          6.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.05 Headings. Section headings are for purposes of convenience and reference only and do not form a part of, nor are they to be referred to in the interpretation or construction of this Agreement.

          6.06 Notices. All notices, requests, consents and other communications to be given under or by reason of this Agreement shall be in writing and shall be delivered personally, by facsimile, by overnight courier service or mailed by certified or first class registered mail, postage prepaid, in any case addressed as follows:


                If to the Company, at

                CompuCredit Corporation
                Two Ravinia Drive
                Suite 1750
                Atlanta, Georgia 30346
                Attention: Brett M. Samsky
                Facsimile: (770) 901-5815


if to any Stockholder, to such Stockholder at the address or facsimile number set forth for such Stockholder on Exhibit B hereto, or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such notice, payment, demand, or communication shall be deemed to be delivered, given, and received for all purposes hereof
(x) on the date of receipt if delivered personally or by courier, (y) five days after posting if transmitted by mail, or (z) the date of transmission if by telecopy, provided that the party to whom the telecopy was sent acknowledges that such telecopy was received by such party in legible form, or that such party responds to the telecopy without indicating that any part of it was received in illegible form, whichever shall first occur.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       BRAVO TRUST ONE, U/A


                                       By: /s/Frank J. Hanna, III
                                          -----------------------------------
                                          Frank J. Hanna, III
                                          Trustee



                                       BRAVO TRUST TWO, U/A


                                       By: /s/David G. Hanna
                                          -----------------------------------
                                          David G. Hanna
                                          Trustee


                                       /s/Brett M. Samsky
                                       --------------------------------------
                                       Brett M. Samsky


                                       /s/Richard W. Gilbert
                                       --------------------------------------
                                       Richard W. Gilbert


                                       /s/Richard R. House
                                       --------------------------------------
                                       Richard R. House


                                       /s/Ashley L. Johnson
                                       --------------------------------------
                                       Ashley L. Johnson


                                       COMPUCREDIT CORPORATION


                                       By: /s/Brett M. Samsky
                                          -----------------------------------
                                          Brett M. Samsky
                                          Chief Financial Officer

                                       COMPUCREDIT MANAGEMENT CORP.


                                       By: /s/Brett M. Samsky
                                          -----------------------------------
                                          Brett M. Samsky
                                          Chief Financial Officer


                                       ATLANTIC EQUITY CORPORATION


                                       By: /s/Graham W. Denton, Jr.
                                          -----------------------------------
                                          Graham W. Denton, Jr.
                                          Executive Vice President

                                   EXHIBIT A


                                            Series A                 Series B                 Series C
Partner                                       Units                    Units                    Units
-------                                    ----------               ----------               ----------

Bravo Trust One                             41.5210

Bravo Trust Two                             41.5210

Brett M. Samsky                              2.9580                    1.7755

Richard W. Gilbert                                                     9.8639

Richard R. House                                                       2.0182

Ashley L. Johnson                                                      0.2523

CompuCredit Management Corp.                                                                   1.0000


                                   EXHIBIT B


                                                      Common             Preferred
Stockholder                                            Stock               Stock
-----------                                         ----------           ---------

Bravo Trust One                                       411,466               95,451

Bravo Trust Two                                       411,466               95,451

Frank J. Hanna, III                                   411,466

David G. Hanna                                        411,466

Brett M. Samsky                                        93,816                6,800

Richard W. Gilbert                                    195,500

Richard R. House                                       40,000

Ashley L. Johnson                                       5,000

CompuCredit Management Corp.                           19,820                2,298

Atlantic Equity Corporation                            61,855
                                                    ----------           ---------
                                                    2,061,855              200,000

                     COUNTERPART TO STOCKHOLDERS AGREEMENT

       In consideration of the transfer of the 411,466 shares to me, Frank J. Hanna, III, from Bravo Trust One and in accordance with Section 4.01 of that certain Stockholders Agreement, dated August 29, 1997, by and among CompuCredit Corporation and its stockholders (the "Stockholders Agreement"), I hereby become a party to the Stockholders Agreement and acknowledge that I am bound by its terms and conditions to the same extent as if I had been an original signatory party thereto.



Date:  September 19, 1997
       ------------------




In Presence of:                                /s/ Frank J. Hanna, III
                                               ------------------------
                                               Frank J. Hanna, III

/s/ Brett M. Samsky
-------------------------

                     COUNTERPART TO STOCKHOLDERS AGREEMENT

       In consideration of the transfer of the 411,466 shares to me, David G. Hanna, from Bravo Trust Two and in accordance with Section 4.01 of that certain Stockholders Agreement, dated August 29, 1997, by and among CompuCredit Corporation and its stockholders (the "Stockholders Agreement"), I hereby become a party to the Stockholders Agreement and acknowledge that I am bound by its terms and conditions to the same extent as if I had been an original signatory party thereto.



Date:  September 19, 1997
       ------------------




In Presence of:                                /s/ David G. Hanna
                                               -------------------
                                               David G. Hanna
/s/ Brett M. Samsky
-------------------------

                            STOCK POWER

       Frank J. Hanna, III, as Trustee of Bravo Trust One under agreement with Vail D. Hanna dated October 15, 1993, does hereby distribute, assign and transfer unto Frank J. Hanna, III, in his individual capacity, 411,466 shares of the Common Stock of CompuCredit Corporation, a Georgia corporation (the "Company"), standing in the name of said Trust on the books of said Company represented by Certificate No. 2 herewith and does hereby irrevocably constitute and appoint_______________as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises.



Date:  September 19, 1997                      BRAVO TRUST ONE
       ------------------




In Presence of:                                By: /s/ Frank J. Hanna, III
                                               ---------------------------
                                               Frank J. Hanna, III
/s/ Brett M. Samsky
-------------------------                      Trustee

                                   STOCK POWER


     David G. Hanna, as Trustee of Bravo Trust Two under agreement with Vail
D. Hanna dated October 15, 1993, does hereby distribute, assign and transfer unto David G. Hanna, in his individual capacity, 411,466 shares of the Common Stock of CompuCredit Corporation, a Georgia corporation (the "Company"), standing in the name of said Trust on the books of said Company represented by Certificate No. 3 herewith and does hereby irrevocably constitute and appoint ______________________________ as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises.




Date:        September 19, 1997                 BRAVO TRUST TWO
      ---------------------------------




In Presence of:                                 By:  /s/ David G. Hanna
                                                   ---------------------------
                                                   David G. Hanna
                                                   Trustee
/s/ Brett M. Samsky
---------------------------------------